Exhibit 99.1



                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                              AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



	In connection with the Quarterly Report of Surge Components, Inc. (the "Company") on Form 10-QSB for the period ending August 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ira Levy, Chief Executive Officer and Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

   (1)  The Report fully complies with the requirements of Section
         13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

   (2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



October 21, 2002		      /s/Ira Levy
                              ---------------------------------
                              Name:  Ira Levy
			      Title: Chief Executive Officer and
                                Chief Financial Officer
                              (Principal Executive Officer
                                and Principal Financial
                                Officer)



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.